Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91129) and on Form S-4 (No. 333-122945) of MarkWest Energy Partners, L.P. of our report dated March 27, 2006 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in this Form 10-K/A (Amendment No. 2), of MarkWest Energy Partners, L.P.

PricewaterhouseCoopers LLP

Houston, Texas

June 19, 2006